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                                                                     Exhibit 11
        STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS - UNAUDITED


    The Company reports net income (loss) per share data on primary and fully diluted bases. Primary net income (loss) per share is based upon the weighted average number of outstanding common shares and common equivalent shares from stock options. Fully diluted net income (loss) per share is based upon (a) the weighted average number of outstanding common shares and common equivalent shares from stock options and adjusted for the assumed conversion of the 7% convertible subordinated debentures and (b) net income (loss) increased by the expenses on the debentures, due 2011. Computations of net income (loss) per share on the primary and fully diluted bases for the second quarter and first half of 1996 and 1995 were:


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


                                                              THE QUARTER ENDED                      THE YEAR-TO-DATE ENDED
                                                     -------------------------------------     -----------------------------------
                                                         June 30,              July 2,            June 30,              July 2,
(IN THOUSANDS, EXCEPT PER SHARE DATA)                      1996                 1995                1996                 1995
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
Primary Net Income (Loss) Per Share and
Equivalent Share
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Income (loss) from continuing operations               $       (23,667)     $       1,950       $      (21,819)     $       (419)
Loss from discontinued operations                                    -               (185)                   -              (297)
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Net income (loss)                                      $       (23,667)     $       1,765       $      (21,819)     $       (716)
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Weighted average common shares outstanding                      36,547             18,007               30,483            13,391
Weighted average common equivalent shares
from stock options                                                   -                  -                    -                 -
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Weighted average common shares and equivalent
shares                                                          36,547             18,007               30,483            13,391
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Primary net income (loss) per share and
equivalent share from (1):
     Continuing operations                             $         (0.65)     $        0.11       $        (0.72)     $      (0.03)
     Discontinued operations                                         -              (0.01)                   -             (0.02)
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Primary net income (loss) per share and                $         (0.65)     $        0.10       $        (0.72)     $      (0.05)
equivalent share (1)
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Fully Diluted Net Income (Loss) Per Share
and Equivalent Share
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Income (loss) from continuing operations               $       (23,667)     $       1,950       $      (21,819)     $       (419)
Loss from discontinued operations                                    -               (185)                   -              (297)
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Net income (loss)                                              (23,667)             1,765              (21,819)             (716)
Interest and issuance costs - 7% convertible
debentures, due 2011                                               295                295                  590               594
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Adjusted net income (loss)                             $       (23,372)     $       2,060       $      (21,229)     $       (122)
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Weighted average common shares outstanding                      36,547             18,007               30,483            13,391
Weighted average common equivalent shares
     Stock options                                                   -                  -                    -                 -
     7% convertible debentures, due 2011                           834                804                  834               804
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Weighted average common shares and equivalent shares            37,381             18,811               31,317            14,195
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Fully diluted net income (loss) per share and
equivalent share from (1):
     Continuing operations                             $         (0.65)     $        0.11        $       (0.72)     $      (0.03)
     Discontinued operations                                         -              (0.01)                   -             (0.02)
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Fully diluted net income (loss) per share and          $         (0.65)     $        0.10        $        (0.72)    $      (0.05)
equivalent share(1)
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(1)  For the second quarter and first half of 1996 and 1995, the primary and fully diluted net income (loss) per share were the same because both the primary and fully diluted computation was antidilutive.